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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-3 of our report dated August 30, 1996, on our audits of the financial statements of Riverwood U.S. Timberlands/Wood Products Division. We also consent to the reference to our firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
September 9, 1996